UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

CLEAN HARBORS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive	Norwell	MA	02061-9149
(Address of Principal Executive Offices)			(Zip Code)

 Registrant’s telephone number, including area code (781) 792-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CLH	New York Stock Exchange

Item 1.01    Entry into a Material Definitive Agreement.
On June 28, 2024, Clean Harbors, Inc. (the “Company”) and one of the Company’s Canadian subsidiaries (the “Canadian Borrower”) entered into a seventh amended and restated credit agreement (the “Amended Credit Agreement”) with Bank of America, N.A. (“BofA”), as administrative agent (the “Agent”), and the lenders party to the Amended Credit Agreement. The Amended Credit Agreement amends and restates the sixth amended and restated credit agreement dated as of October 28, 2020, as previously amended (the “Prior Credit Agreement”), among the Company, the Canadian Borrower, BofA, as Agent, and the lenders party thereto. Upon the closing of the Amended Credit Agreement, there were no loans outstanding under the Prior Credit Agreement, but there were $136.4 million of outstanding letters of credit which will continue to remain outstanding under the Amended Credit Agreement.

The Amended Credit Agreement provides for an increased revolving credit facility in a maximum amount of $600.0 million. Under the facility the Company has the right to obtain revolving loans and letters of credit for a combined maximum of up to $550.0 million (with a sub-limit of $250.0 million for letters of credit) and the Canadian Borrower has the right to obtain revolving loans and letters of credit for a combined maximum of up to $50.0 million (with a sub-limit for letters of credit equal to lesser of (i) $75.0 million and (ii) the then combined maximum for loans and letters of credit available to the Canadian Borrower). Availability under the U.S. line is subject to a borrowing base basically comprised of 85% of the eligible accounts receivable of the Company and its U.S. subsidiaries plus 100% of cash deposited in a controlled account with the Agent, and availability under the Canadian line is subject to a borrowing base basically comprised of 85% of the eligible accounts receivable of the Company’s Canadian subsidiaries plus 100% of cash deposited in a controlled account with the Agent’s Canadian affiliate. Subject to certain conditions, the facility will expire on June 28, 2029.

Borrowings by the Company under the revolving credit facility will bear interest at a rate of, at the Company’s option, either (i) “Term SOFR” (as defined in the Agreement based primarily upon the secured overnight financing rate administered by the Federal Reserve Bank of New York (“SOFR”)), plus 1.5% per annum, or (ii) the U.S. Base Rate (as defined), plus 0.5% per annum, and borrowings by the Canadian Borrower will bear interest, at the Company’s option, at either (i) “Term CORRA” (as defined based primarily upon the Canadian overnight repo rate average administered and published by the Bank of Canada (“CORRA”)), plus 1.5% per annum, (ii) the “Canadian Prime Rate” (as defined), plus 0.5% per annum, or (iii) the “Canadian Base Rate” (as defined), plus 0.5% per annum. There is also an unused line fee, calculated on the then unused portion of the lenders’ $600.0 million maximum commitments, ranging from 0.25% to 0.375% per annum of the unused commitments. For outstanding letters of credit, the Company will pay to the lenders a fee equal to the 1.5% per annum margin for Term SOFR Loans or Term CORRA Loans described above, and to the issuing banks a standard fronting fee and customary fees and charges in connection with all amendments, extensions, draws and other actions with respect to letters of credit. In the event that Term SOFR or Term CORRA ceases to be available during the term of the revolving credit facility, the Amended Credit Agreement provides procedures to determine successor rates.

The Company’s obligations under the revolving credit facility (including revolving loans and reimbursement obligations for outstanding letters of credit) are guaranteed by substantially all of the Company’s U.S. subsidiaries and secured by a first lien on the Company’s and its U.S. subsidiaries’ accounts receivable. The Canadian Borrower’s obligations under the facility are guaranteed by substantially all of the Company’s Canadian subsidiaries and secured by a first lien on the accounts receivable of the Canadian subsidiaries. The Company and its U.S. subsidiaries guarantee the obligations of the Canadian subsidiaries under the facility, but the Canadian subsidiaries do not guarantee and are not otherwise responsible for the obligations of the Company and its U.S. subsidiaries.

Under the Amended Credit Agreement, the Agent would have the right to exercise dominion over the Company’s and its subsidiaries’ cash (to the extent such cash represents the proceeds of accounts receivable) if the Company’s Liquidity for five consecutive days is less than the greater of (i) $45.0 million and (ii) 10.0% of the Line Cap. “Liquidity” is defined as the sum of (a) the Company’s then availability under the facility and (b) the Canadian

Borrower’s then availability under the facility, and “Line Cap” is defined as the lesser of (a) the aggregate borrowing bases of the Company and its U.S. and Canadian subsidiaries and (b) the aggregate commitments of the lenders under the facility. The Amended Credit Agreement contains covenants restricting the Company’s future ability to (a) incur debt other than under the revolving facility or in certain other permitted forms and amounts and (b) make certain types of acquisitions, debt prepayments, investments and distributions if Liquidity (on a pro forma basis after giving effect to such events) is less than 17.5% or 15.0% (depending upon the type of restricted event) of the lenders’ aggregate commitments or (ii) 12.5% of such aggregate commitments provided the Company’s consolidated fixed charge coverage ratio for the most recently completed four fiscal quarters is equal to or greater than 1.00 to 1.00.

A copy of the Amended Credit Agreement is filed as an exhibit to this report and is incorporated herein by reference. The foregoing description of the principal terms of that agreement is qualified in its entirety by reference to the full text of such agreement.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Form on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

4.34.3
*Seventh Amended and Restated Credit Agreement dated as of June 28, 2024 among Clean Harbors, Inc., as the U.S. Borrower, Clean Harbors Industrial Services Canada, Inc., as the Canadian Borrower, Bank of America, N.A., as Administrative Agent, and the Lenders party thereto

4.34I
*Second Amended and Restated Confirmation and Ratification of Ancillary Loan Documents dated as of June 28, 2024 among Clean Harbors, Inc., as the U.S. Borrower, Clean Harbors Industrial Services Canada, Inc., as the Canadian Borrower, the subsidiaries of Clean Harbors, Inc. listed on Annex A thereto or that thereafter become a party thereto as Grantors, and Bank of America, N.A., as Agent for its own benefit and the benefit of the other Lenders and Credit Parties

104	The cover page from this Current Report on Form 8-K, formatted in iXBRL (Inline eXtensible Business Reporting Language)
*Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits and schedules to these agreements have been omitted from this Report and will be furnished supplementally to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any exhibits or schedules so furnished.

SIGNATURES
    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

July 2, 2024	/s/ Eric J. Dugas
Executive Vice President and Chief Financial Officer

3